Exhibit 99.1

Yum China Reports First Quarter 2018 Results

Shanghai, China (May 2, 2018) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the first quarter ended March 31, 2018. Reported GAAP results include Special Items, which are excluded from adjusted measures.  Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China.  See “Reconciliation of Reported GAAP Results to Adjusted Measures” within this release.

First Quarter Highlights

●	Total revenues increased 15% year over year to $2.2 billion from $1.9 billion (6% year over year increase excluding foreign currency translation (“F/X”)).
●	Total system sales grew 6% year over year, with 9% growth at KFC partially offset by 1% decline at Pizza Hut, excluding F/X.
●	Same-store sales grew 3% year over year, with an increase of 5% at KFC partially offset by a 5% decrease at Pizza Hut, excluding F/X.
●	Restaurant margin was 17.9%, as compared with 20.4% in the prior year period.
●

Operating Profit increased 33% year over year to $395 million from $296 million (22% year over year increase excluding F/X). Excluding Special Items, Adjusted Operating Profit was $297 million for the first quarter of 2018, as compared with $296 million in the prior year period (8% year over year decrease excluding F/X).

●	Net Income increased 41% to $288 million from $204 million in the prior year period.
●	Effective tax rate was 26.6%.
●	Diluted EPS was $0.72, as compared with $0.52 in the prior year period. Excluding Special Items, Adjusted Diluted EPS was $0.53.
●

Completed the acquisition of an additional 36% equity interest in an unconsolidated affiliate that operates KFC stores in Wuxi, China (“Wuxi KFC”), for cash consideration of approximately $98 million, bringing Yum China’s equity interest in Wuxi KFC to 83%. A gain of $98 million was recorded from the re-measurement of our previously held equity interest.

●	Opened 203 new restaurants during the quarter, bringing total store count to 8,112 across more than 1,200 cities.
●	Online delivery contributed 16% to Company sales, up from 13% in the prior year period. Delivery services now available in 970 cities, up from 700 cities in the prior year period.
●	As of March 31, 2018, the KFC loyalty program had more than 120 million members and the Pizza Hut loyalty program had over 40 million members.
●	Mobile payment accounted for approximately 56% of Company sales in the first quarter of 2018, as compared to 31% in the prior year period.

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

Key Financial Results

First Quarter
% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit

Yum China	+6	+3	+6	+33
KFC	+9	+5	+6	+21
Pizza Hut	(1)	(5)	+5	(58)

	First Quarter
(in US$ million, except			% Change
for per share data and percentages)	2018	2017	Reported	Ex F/X
Operating Profit	$395	$296	+33	+22
Adjusted Operating Profit[1]	$297	$296	—	(8)
Net Income	$288	$204	+41	+29
Basic Earnings Per Common Share	$0.75	$0.53	+42	+28
Adjusted Basic EPS Per Common Share[1]	$0.55	$0.53	+4	(6)
Diluted Earnings Per Common Share	$0.72	$0.52	+38	+25
Adjusted Diluted EPS Per Common Share[1]	$0.53	$0.52	+2	(6)

1 See “Reconciliation of Reported GAAP Results to Adjusted Measures” included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Yum China’s fiscal first quarter 2018 includes January, February and March results.

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

Prior period results have been recast for the change of fiscal quarter, same-store sales growth definition and adoption of the new revenue accounting standard.

CEO and CFO Comments

“We are pleased to start 2018 with positive system sales and same-store sales growth for the Company. The strong operational and financial performance of KFC is particularly encouraging as it successfully lapped two strong first quarters in 2017 and 2016. During the quarter, while Pizza Hut had some challenges with same-store sales growth and restaurant margin, we remain committed to our revitalization plan and key focus areas to drive sales growth. We believe our focus on food innovation and customer experience, together with the execution of strategic priorities in digital and delivery, has enabled us, and will continue to enable us, to build a stronger Yum China,” said Joey Wat, CEO of Yum China.

“As part of our capital allocation strategy to invest in and grow our core brands, we acquired an additional 36% interest in Wuxi KFC, increasing our total equity interest to 83%. In 2018, we now expect our annual new build to reach 600-650 units, increasing from the previously announced 550-600 units. We will continue to invest in digital and delivery, which we believe will drive long-term growth,” remarked Jacky Lo, CFO of Yum China.

Dividend and Share Repurchase

●

The Board of Directors declared a cash dividend of $0.10 per share on Yum China’s common stock, payable as of the close of business on June 20, 2018 to stockholders of record as of the close of business on May 30, 2018.

●	Yum China did not repurchase any shares during the first quarter of 2018.

New-Unit Development and Asset Upgrade

●	We opened 203 new restaurants and remodeled 125 restaurants in the first quarter of 2018.

	New Units	Restaurant Count
	First	As of March 31
	Quarter	2018	2017
Yum China	203	8,112	7,653
KFC	144	5,602	5,277
Pizza Hut	41	2,214	2,105
Little Sheep, East Dawning, Taco Bell	18	296	271

Restaurant Margin

●

In the first quarter of 2018, Yum China restaurant margin was 17.9%, as compared with 20.4% in the prior year period, primarily attributable to the investment in product upgrades and promotions at Pizza Hut and its sales deleveraging.

	First Quarter
	2018	2017	% ppts change
Yum China	17.9%	20.4%	(2.5)
KFC	20.9%	20.8%	+0.1
Pizza Hut	10.5%	19.7%	(9.2)

Digital and Delivery

●	Over 120 million loyalty program members for KFC and over 40 million for Pizza Hut, an increase of 50 million and 20 million year over year, respectively.
●	Mobile payments accounted for approximately 56% of Company sales in the quarter, an increase of 25 percentage points year over year.
●	Delivery contributed to 16% of Company sales in the first quarter of 2018, an increase of 3 percentage points year over year.

Conference Call

Yum China Holdings, Inc. will host a conference call to review the Company's financial performance and strategies at 8:00 p.m. US Eastern Time on Tuesday, May 1, 2018 (8:00 a.m. Beijing/HK time on Wednesday, May 2, 2018).  A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com

US:	+1-845-675-0437
Hong Kong:	+852-3018-6771
Mainland China:	400-620-8038 or 800-819-0121
International:	+65-6713-5090
Passcode:	Yum China

A replay of the conference call may be accessed by phone at the following numbers until May 9, 2018:

US:	+1-855-452-5696
International:	+61-2-8199-0299
Passcode:	6876657

The webcast and the playback can be accessed via the internet by visiting the Yum China Holdings, Inc. website, http://ir.yumchina.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans, earnings and performance of Yum China, anticipated effects of population and macroeconomic trends, statements regarding the capital structure of Yum China, and beliefs regarding the long-term drivers of Yum China's business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a Mexican-inspired quick-service restaurant brand. Yum China also owns the Little Sheep and East Dawning concepts outright. The Company had more than 8,100 restaurants and more than 450,000 employees in over 1,200 cities at the end of March 2018. For more information, please visit http://ir.yumchina.com

Investor Relations Contacts:
Millicent Tu, +86 21 2407 7905 Vice President, Investor Relations IR@YumChina.com Florence Lip, +86 21 2407 7678 Director, Investor Relations
IR@YumChina.com
Media Contact:
Joanna Jiang, +86 21 2407 7510 Director, Financial Media Media@YumChina.com

Yum China Holdings, Inc.

Consolidated Statements of Income

(amounts in US$ million, except for per share amounts)

(unaudited)

	Quarter Ended		% Change
	3/31/2018	3/31/2017	B/(W)
Revenues
Company sales	$2,016	$1,738	16
Franchise fees and income	40	36	11
Revenues from transactions with franchisees and unconsolidated affiliates	161	147	9
Other revenues	4	5	(23)
Total revenues	2,221	1,926	15
Costs and Expenses, Net
Company restaurants
Food and paper	594	486	(22)
Payroll and employee benefits	442	368	(20)
Occupancy and other operating expenses	619	530	(17)
Company restaurant expenses	1,655	1,384	(20)
General and administrative expenses	114	98	(18)
Franchise expenses	20	18	(12)
Expenses for transactions with franchisees and unconsolidated affiliates	160	147	(9)
Other operating costs	4	3	(26)
Other income, net	(127)	(20)	NM
Total costs and expenses, net	1,826	1,630	(12)
Operating Profit	395	296	33
Interest income, net	8	4	99
Income Before Income Taxes	403	300	34
Income tax provision	(107)	(90)	(19)
Net income – including noncontrolling interests	296	210	41
Net income – noncontrolling interests	8	6	24
Net Income – Yum China Holdings, Inc.	$288	$204	41
Effective tax rate	26.6%	30.0%	3.4	ppts.

Basic Earnings Per Common Share	$0.75	$0.53
Weighted average shares outstanding (in millions)	386	388

Diluted Earnings Per Common Share	$0.72	$0.52
Weighted average shares outstanding (in millions)	401	395

Cash Dividends Declared Per Common Share	$0.10	$—

Company sales	100.0%	100.0%
Food and paper	29.4	27.9	(1.5)	ppts.
Payroll and employee benefits	21.9	21.2	(0.7)	ppts.
Occupancy and other operating expenses	30.8	30.5	(0.3)	ppts.
Restaurant margin	17.9%	20.4%	(2.5)	ppts.
Operating margin	19.6%	17.0%	2.6	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2018	3/31/2017	B/(W)
Revenues
Company sales	$1,444	$1,199	20
Franchise fees and income	37	34	10
Revenues from transactions with franchisees and unconsolidated affiliates	17	17	—
Total revenues	1,498	1,250	20
Costs and Expenses, Net
Company restaurants
Food and paper	424	353	(20)
Payroll and employee benefits	293	241	(21)
Occupancy and other operating expenses	426	356	(20)
Company restaurant expenses	1,143	950	(20)
General and administrative expenses	46	39	(19)
Franchise expenses	19	17	(12)
Expenses for transactions with franchisees and unconsolidated affiliates	17	17	—
Other income, net	(23)	(18)	27
Total costs and expenses, net	1,202	1,005	(20)
Operating Profit	$296	$245	21
Company sales	100.0%	100.0%
Food and paper	29.3	29.4	0.1	ppts.
Payroll and employee benefits	20.3	20.1	(0.2)	ppts.
Occupancy and other operating expenses	29.5	29.7	0.2	ppts.
Restaurant margin	20.9%	20.8%	0.1	ppts.
Operating margin	20.6%	20.5%	0.1	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2018	3/31/2017	B/(W)
Revenues
Company sales	$564	$527	7
Franchise fees and income	1	1	25
Total revenues	565	528	7
Costs and Expenses, Net
Company restaurants
Food and paper	167	129	(29)
Payroll and employee benefits	147	124	(19)
Occupancy and other operating expenses	190	170	(12)
Company restaurant expenses	504	423	(19)
General and administrative expenses	28	25	(14)
Franchise expenses	1	1	(20)
Other income, net	(2)	(1)	NM
Total costs and expenses, net	531	448	(18)
Operating Profit	$34	$80	(58)
Company sales	100.0%	100.0%
Food and paper	29.7	24.5	(5.2)	ppts.
Payroll and employee benefits	26.1	23.5	(2.6)	ppts.
Occupancy and other operating expenses	33.7	32.3	(1.4)	ppts.
Restaurant margin	10.5%	19.7%	(9.2)	ppts.
Operating margin	6.0%	15.1%	(9.1)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Consolidated Balance Sheets

(amounts in US$ million)

(unaudited)

	3/31/2018	12/31/2017
ASSETS
Current Assets
Cash and cash equivalents	$1,318	$1,059
Short-term investments	276	205
Accounts receivable, net	63	81
Inventories, net	261	297
Prepaid expenses and other current assets	203	160
Total Current Assets	2,121	1,802
Property, plant and equipment, net	1,755	1,691
Goodwill	291	108
Intangible assets, net	161	101
Investments in unconsolidated affiliates	44	95
Other assets	412	385
Deferred income taxes	110	105
Total Assets	4,894	4,287
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,114	985
Income taxes payable	106	39
Total Current Liabilities	1,220	1,024
Capital lease obligations	29	28
Other liabilities and deferred credits	442	388
Total Liabilities	1,691	1,440
Redeemable Noncontrolling Interest	5	5
Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 390 million shares and 389 million shares issued at March 31, 2018 and December 31, 2017, respectively; 386 million shares and 385 million shares outstanding at March 31, 2018 and December 31, 2017, respectively	4	4
Treasury stock	(148)	(148)
Additional paid-in capital	2,381	2,375
Retained earnings	646	397
Accumulated other comprehensive income	224	137
Total Equity – Yum China Holdings, Inc.	3,107	2,765
Noncontrolling interests	91	77
Total Equity	3,198	2,842
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$4,894	$4,287

Yum China Holdings, Inc.

Consolidated Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Quarter Ended
	3/31/2018	3/31/2017
Cash Flows - Operating Activities
Net income – including noncontrolling interests	$296	$210
Depreciation and amortization	118	96
Gain from re-measurement of equity interest upon acquisition	(98)	—
Deferred income taxes	23	(1)
Equity income earned from investments in unconsolidated affiliates	(23)	(21)
Distributions received from unconsolidated affiliates	36	27
Share-based compensation	6	5
Changes in accounts receivable	11	14
Changes in inventories	48	26
Changes in prepaid expenses and other current assets	(7)	4
Changes in accounts payable and other current liabilities	85	(63)
Changes in income taxes payable	63	58
Other, net	(7)	(19)
Net Cash Provided by Operating Activities	551	336
Cash Flows - Investing Activities
Capital spending	(111)	(112)
Purchases of short-term investments	(160)	(100)
Maturities of short-term investments	93	—
Proceeds from refranchising of restaurants	1	2
Acquisition of business, net of cash acquired	(88)	—
Other, net	(2)	(1)
Net Cash Used in Investing Activities	(267)	(211)
Cash Flows - Financing Activities
Payment of capital lease obligation	—	(1)
Payment of short-term borrowings assumed from acquisition	(10)	—
Cash dividends paid	(39)	—
Other, net	(2)	(10)
Net Cash Used in Financing Activities	(51)	(11)
Effect of Exchange Rates on Cash and Cash Equivalents	26	4
Net Increase in Cash and Cash Equivalents	259	118
Cash and Cash Equivalents – Beginning of Period	1,059	885
Cash and Cash Equivalents – End of Period	$1,318	$1,003

Reconciliation of Reported GAAP Results to Adjusted Measures

(amounts in US$ million, except for per share amounts)

(unaudited)

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our Concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●

Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores. Prior period results have been recast accordingly.

●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Diluted Earnings Per Common Share, Adjusted Effective Tax Rate and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, depreciation, amortization and other items, including store impairment charges. The Special Item for the quarter ended March 31, 2018 represents a gain recognized from the re-measurement of our previously held equity interest at fair value upon acquisition, as described in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provide additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to its nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Consolidated Statements of Income and other information presented herein. A reconciliation of the most directly comparable GAAP measures to adjusted measures follows.

	Quarter Ended
	3/31/2018	3/31/2017
Detail of Special Items
Gain from re-measurement of equity interest upon acquisition(b)	98	—
Special Items Income - Operating Profit	98	—
Tax Expenses on Special Items(c)	(24)	—
Special Items Income, net of tax – including noncontrolling interests	74	—
Special Items Income, net of tax – noncontrolling interests	—	—
Special Items Income, net of tax –Yum China Holdings, Inc.	74	—
Weighted Average Diluted Shares Outstanding	401	395
Special Items Diluted Earnings Per Common Share	0.19	—
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	395	296
Special Items Income - Operating Profit	98	—
Adjusted Operating Profit	297	296
Reconciliation of EPS to Adjusted EPS
Diluted Earnings Per Common Share	0.72	0.52
Special Items Diluted Earnings Per Common Share	0.19	—
Adjusted Diluted Earnings Per Common Share	0.53	0.52
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective Tax Rate	26.6%	30.0%
Impact on Effective Tax Rate as a result of Special Items	(0.5)%	(0.0)%
Adjusted Effective Tax Rate	27.1%	30.0%

Reconciliation of Net Income to Adjusted EBITDA

(amounts in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter Ended
	3/31/2018	3/31/2017
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	288	204
Net income – noncontrolling interests	$8	$6
Income tax provision	107	90
Interest income, net	(8)	(4)
Operating Profit	395	296
Depreciation and amortization	118	96
Store impairment charges	2	4
Special Items Income - Operating Profit	(98)	—
Adjusted EBITDA	$417	$396

Unit Count by Brand

KFC

	2017	New Builds	Closures	Refranchised	Others	2018
Company-owned	4,112	108	(22)	(2)	157	4,353
Unconsolidated affiliates	891	33	(5)	—	(157)	762
Franchise	485	3	(3)	2	—	487
Total	5,488	144	(30)	—	—	5,602

Pizza Hut

	2017	New Builds	Closures	Refranchised	2018
Company-owned	2,166	40	(22)	(1)	2,183
Franchise	29	1	—	1	31
Total	2,195	41	(22)	—	2,214

All Other Segments

	2017	New Builds	Closures	2018
Company-owned	29	1	(3)	27
Franchise	271	17	(19)	269
Total	300	18	(22)	296

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 3/31/18	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$1,444	$564	$8	$—	$2,016
Franchise fees and income	37	1	2	—	40
Revenues from transactions with franchisees and unconsolidated affiliates	17	—	7	137	161
Other revenues	—	—	3	1	4
Total revenues	$1,498	$565	$20	$138	$2,221
Company restaurant expenses	1,143	504	8	—	1,655
General and administrative expenses	46	28	7	33	114
Franchise expenses	19	1	—	—	20
Expenses for transactions with franchisees and unconsolidated affiliates	17	—	6	137	160
Other operating costs	—	—	3	1	4
Other income, net	(23)	(2)	—	(102)	(127)
	1,202	531	24	69	1,826
Operating Profit (Loss)	$296	$34	$(4)	$69	$395

Quarter Ended 3/31/17	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$1,199	$527	$12	$—	$1,738
Franchise fees and income	34	1	1	—	36
Revenues from transactions with franchisees and unconsolidated affiliates	17	—	5	125	147
Other revenues	—	—	5	—	5
Total revenues	$1,250	$528	$23	$125	$1,926
Company restaurant expenses	950	423	11	—	1,384
General and administrative expenses	39	25	3	31	98
Franchise expenses	17	1	—	—	18
Expenses for transactions with franchisees and unconsolidated affiliates	17	—	5	125	147
Other operating costs	—	—	3	—	3
Other income, net	(18)	(1)	—	(1)	(20)
Total costs and expenses, net	1,005	448	22	155	1,630
Operating Profit (Loss)	$245	$80	$1	$(30)	$296

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Statements of Income.

(1)

Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes. Amount includes revenues and expenses associated with transactions with franchisees and unconsolidated affiliates such as inventory procurement and other services provided to franchisees and unconsolidated affiliates. The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See “Reconciliation of Reported GAAP Results to Adjusted Measures”.

Notes to the Consolidated Statements of Income, Consolidated Balance Sheets

and Consolidated Statements of Cash Flows

(amounts in US$ million)

(unaudited)

(a)	Amounts presented as of and for the quarter ended March 31, 2018 are unaudited.
(b)

As a result of the acquisition of Wuxi KFC, the Company recognized a gain of $98 million from the re-measurement of our previously held 47% equity interest at fair value, which was not allocated to any segment for performance reporting purposes.

(c)	The tax expense was determined based upon the nature as well as the jurisdiction of each Special Item at the applicable tax rate.